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                                                                      EXHIBIT 15
KPMG PEAT MARWICK LLP
CERTIFIED PUBLIC ACCOUNTANTS
One Biscayne Tower                Telephone        305-358-2300
Suite 2900                        Telecopier       305-577-0544
2 South Biscayne Boulevard
Miami, FL 33131



The Board of Directors
Ryder System, Inc.:

We acknowledge our awareness of the incorporation by reference in the following Registration Statements of our report dated October 19, 1994 related to our review of interim financial information:

         Form S-3:

                   _ Registration Statement No. 33-50232 covering $800,000,000 aggregate principal amount of debt securities.

         Form S-8:

                   _ Registration Statement No. 33-20608 covering the Ryder System Employee Stock Purchase Plan.

                   _ Registration Statement No. 33-4333 covering the Ryder Employee Savings Plan.

                   _ Registration Statement No. 1-4364 covering the Ryder System Profit Incentive Stock Plan.

                   _ Registration Statement No. 33-69660 covering the Ryder System, Inc. 1980 Stock Incentive Plan.

                   _ Registration Statement No. 33-37677 covering the Ryder System UK Stock Purchase Scheme.

                   _ Registration Statement No. 33-442507 covering the Ryder Student Transportation Services, Inc. Retirement/Savings Plan.

                   _ Registration Statement No. 33-63990 covering the Ryder System, Inc. Directors' Stock Plan.

Pursuant to Rule 436 (c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.


                            KPMG PEAT MARWICK LLP

Miami, Florida
November 14, 1994